Exhibit 99.2

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD ADD 3 2 Your vote matters – here’s how to vote! ADD 4 You may vote online or by phone instead of mailing this card. MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/HPYB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. The Merger Proposal—to approve the Agreement and Plan of 2. The Adjournment Proposal – to approve one or more Merger, dated as of September 15, 2021, as amended by the adjournments of the Happy special meeting, if necessary or Amendment and Joinder Agreement dated October 18, 2021 (as appropriate, to permit further solicitation of proxies in favor of it may be further amended from time to time, the “Merger the Merger Proposal. Agreement”), by and among Happy Bancshares, Inc. (“Happy”), Happy State Bank (“HSB”), Home BancShares, Inc., (“HOMB”), HOMB Acquisition Sub III, Inc. (“Acquisition Sub”), and Centennial Bank (“Centennial”). Under the Merger Agreement, in a series of transactions, Happy will merge into HOMB, with HOMB as the surviving entity, and HSB will merge into Centennial, with Centennial as the surviving entity. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 P C F 5 1 9 1 7 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

The Special Meeting of Shareholders of Happy Bancshares, Inc. will be held in the Virgil Patterson Auditorium located in the lower level of Happy State Bank’s Downtown location at 701 S. Taylor, Amarillo, Texas 79101 on December 15, 2021, beginning at 10:00 a.m. Central Time. Shareholders may also attend the Special Meeting virtually via the internet at www.meetnow.global/MLZ6HKY. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Your Vote is Important The enclosed joint proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, and other related matters. We urge you to read the joint proxy statement/prospectus, including any documents incorporated in the joint proxy statement/prospectus by reference, and its appendices carefully and in their entirety. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/HPYB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Happy Bancshares, Inc. Proxy Solicited by the Board of Directors for the Special Meeting – December 15, 2021 The undersigned hereby appoints Mikel Williamson and J. Pat Hickman, or any of them, proxies with full power of substitution, to represent and vote the shares of Company stock owned by the undersigned as of November 8, 2021 with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Happy Bancshares, Inc. to be held on December 15, 2021, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as designated by the undersigned on the reverse side of this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.